UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K /A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2009

SunSi Energies Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-145910	20-8584329
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

45 Main Street, Suite 309 Brooklyn, New York	11201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  646-205-0291

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A Amendment No. 1 amends the Company’s Form 8-K as filed on April 6, 2009, to correct the name of a purchasing shareholder of the Company’s restricted common stock from Alpha Eagle Development Ltd. to Michel G. Laporte.

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT

On March 24, 2009, the majority shareholders of the Company agreed to sell an aggregate of 18 million restricted common stock shares of the Company (following a twelve-for-one forward split effective March 24, 2009) to two purchasers in a private transaction, and on May 18, 2009, following an amendment to the transaction, World Asset Management, Inc. controls 44.8% of the Company’s outstanding capital stock and Michel G. Laporte, the President, Chief Executive Officer and a Director of the Company, controls 22.4% of the Company’s outstanding capital stock.
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 20 , 2009

SUNSI ENERGIES INC.

By	/s/ MICHEL G. LAPORTE
Michel G. Laporte
President, Chief Executive Officer and Director